Exhibit 99.1

InfuSystem Holdings, Inc.
31700 Research Park Drive Madison Heights, MI 48071 248-291-1210

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum Lytham Partners, LLC 602-889-9700

InfuSystem to Present at the LD Micro Invitational on June 4, 2019

MADISON HEIGHTS, MICHIGAN, May 22, 2019—InfuSystem Holdings, Inc. (NYSE American: INFU) (“InfuSystem” or the “Company”), a leading national provider of infusion pumps and related services for the healthcare industry in the United States and Canada, announced today that Rich DiIorio, Chief Executive Officer, will present at the LD Micro Invitational on Tuesday, June 4, 2019 at 2:00 p.m. PT. The conference will be held at the Luxe Hotel in Los Angeles, CA.

Investors interested in arranging one-on-one meetings should contact your conference representative. Conversely, you may also call or email Lytham Partners at (602) 889-9700 or infu@lythampartners.com

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Massachusetts and Ontario, Canada. The Company’s stock is traded on the NYSE American LLC under the symbol INFU.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts are considered to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements relating to future actions, business plans, objectives and prospects, future operating or financial performance. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Forward-looking statements are subject to factors, risks and uncertainties that could cause actual results to differ materially, including, but not limited to, our dependence on estimates of collectible revenue, potential litigation, changes in third-party reimbursement processes, changes in law and other risk factors disclosed in the Company’s most recent annual report on Form 10-K and, to the extent applicable, quarterly reports on Form 10-Q. All forward-looking statements made in this press release speak only as of the date hereof. We do not undertake any obligation to update any forward-looking statements to reflect future events or circumstances, except as required by law.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.